                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

(BANCORPSOUTH LOGO)



CONTACT:
L. Nash Allen, Jr.                                   Gary C. Bonds
Treasurer and Chief Financial                        Senior Vice President and
  Officer                                              Controller
662/680-2330                                         662/680-2332




  BANCORPSOUTH, INC. ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2005

                             ------------------------

           SIGNIFICANT GROWTH IN LOANS AND INSURANCE REVENUE HIGHLIGHT
                       CONTINUED IMPROVEMENT IN KEY TRENDS

TUPELO, Miss., July 21, 2005 /PRNewswire-FirstCall via COMTEX/ -- BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the second quarter and six-months ended June 30, 2005.

         Highlights of the second quarter of 2005 included:

    o A 9.7 percent expansion in loans and leases, net of unearned interest, at the end of the second quarter of 2005 compared with the end of the second quarter of 2004.

    o Growth of 9.0 percent in insurance commission revenue, supporting the recent ranking of BancorpSouth's insurance brokerage operations as the 18th largest in the country among bank holding companies.

    o Continuing improvement in key trends in BancorpSouth's traditional banking business on both a comparable-quarter and sequential quarter basis, including growth in net interest margin, interest revenue and net interest revenue.

    o Further strengthening in credit quality, with a 36.1 percent decline in nonperforming loans and leases at the end of the quarter from the end of the second quarter of 2004; a reduction in annualized net charge-offs to 0.26 percent of average loans and leases, net of unearned interest, from 0.36 percent; and an increase in reserve coverage of nonperforming loans and leases to 3.83 from 2.44.

Net income was $25.8 million, or $0.33 per diluted share, for the second quarter of 2005 compared with net income of $31.3 million, or $0.40 per diluted share, for the second quarter of 2004. As in previous quarters, BancorpSouth's second quarter 2005 financial results were significantly affected by impairment of the Company's mortgage servicing asset ("MSA"). For the quarter, a $3.9 million MSA impairment charge reduced earnings by $0.03 per diluted share after tax. For the second quarter of 2004, the reversal of previously recorded MSA impairment charges totaled $9.4 million, or $0.07 per diluted share after tax. Excluding the impact of MSA


                                    - MORE -


Box 789 o Tupelo, MS 38802-0789 o (662) 680-2000
BancorpSouth, Inc. is a financial holding company.

BXS Announces Second-Quarter Results
Page 2
July 21, 2005


impairment, adjusted earnings for the second quarter of 2005 would have been $28.2 million, or $0.36 per diluted share, from adjusted earnings of $25.5 million, or $0.33 per diluted share, for the second quarter of 2004. Please see page 14 for reconciliation of earnings and earnings per diluted share to adjusted earnings and adjusted earnings per diluted share.

"Despite the negative swing from a year ago in the impairment of our mortgage servicing asset, we are pleased by the direction of our fundamental results in the second quarter," commented Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth. "The moderate and steady improvement in the national economic environment has been reflected in our markets through continued growth in loan demand. As interest rates have increased, and as we have funded loan growth primarily through the maturation of lower rate investments and the growth in our lower cost demand deposits, we have also benefited from an expansion in our net interest margin. This ongoing recovery in our traditional banking business continues to be complemented by growth from noninterest revenue products and services, such as the significant growth achieved in our insurance business. As a result, we believe BancorpSouth is well positioned to leverage continued improvement in the economic environment to achieve further growth in the second half of 2005."

Net Interest Revenue

Interest revenue for the second quarter of 2005 grew 10.0 percent, or $12.3 million, to $136.0 million from $123.7 million for the second quarter of 2004 and 3.0 percent from $132.1 million for the first quarter of 2005. Interest expense increased 20.8 percent, or $8.3 million, to $48.3 million for the second quarter of 2005 from $40.0 million for the second quarter last year and 7.4 percent from $45.0 million for the first quarter of 2005.

The average taxable equivalent yield on earning assets increased to 5.63 percent for the second quarter of 2005 from 5.15 percent for the second quarter of 2004 and 5.48 percent for the first quarter of 2005. The average rate paid on interest bearing liabilities was 2.34 percent for the second quarter of 2005, compared with 1.93 percent for the second quarter of 2004 and 2.17 percent for the first quarter of 2005.

Net interest revenue increased 4.8 percent to $87.7 million for the second quarter of 2005 from $83.7 million for the second quarter of 2004 and 0.7 percent from $87.1 million for the first quarter of 2005. Net interest margin expanded to 3.66 percent for the second quarter of 2005 from 3.52 percent for the second quarter of 2004 and 3.64 percent for the first quarter of 2005.

Patterson remarked, "The stronger loan growth is primarily accountable for our second consecutive comparable-quarter increase in net interest revenue. The increase in our net interest margin again demonstrated our ongoing efforts to optimize our asset/liability mix to maximize net interest revenue while reducing our exposure to interest rate volatility. The growth in loans enhanced our ability to achieve this goal for the second quarter, especially in a rising interest rate environment, as did our conservative investment discipline and our continued focus on growth in low cost liabilities."


                                    - MORE -

BXS Announces Second-Quarter Results
Page 3
July 21, 2005


Deposit and Loan Activity

Total assets at June 30, 2005, increased 1.5 percent to $10.8 billion from $10.7 billion at June 30, 2004. Total deposits grew 2.1 percent to $9.0 billion at June 30, 2005, from $8.8 billion at June 30, 2004. Loans and leases, net of unearned interest, increased 9.7 percent to $7.0 billion at June 30, 2005, from $6.4 billion at June 30, 2004.

Patterson said, "We attribute our loan growth for the second quarter to both continued internal growth, which has now increased for four consecutive quarters, and to our December 2004 acquisitions of banks in Brentwood, TN, and Baton Rouge, LA. As in recent quarters, a number of our markets produced double-digit loan growth for the second quarter, driven by the stronger economic activity throughout our markets. In addition, the 7.5 percent increase in our demand deposits for the second quarter of 2005 compared with the second quarter last year also reflects strong internal growth and the December acquisitions. Savings and other time deposits fell 2.2 percent on a comparable-quarter basis, consistent with our success in funding our loan growth through lower cost demand deposits and maturing investment securities, while restricting growth in higher priced liabilities."

Provision for Credit Losses and Allowance for Credit Losses

The provision for credit losses for the second quarter of 2005 decreased 38.4 percent to $3.0 million from $4.8 million for both the second quarter of 2004 and the first quarter of 2005. Annualized net charge-offs were 0.26 percent of average loans and leases for the second quarter of 2005 compared with 0.36 percent for the second quarter of 2004 and 0.22 percent for the first quarter of 2005.

Non-performing loans and leases fell 36.1 percent to $23.7 million, or 0.34 percent of loans and leases, at June 30, 2005, from $37.1 million, or 0.58 percent of loans and leases, at June 30, 2004, while decreasing 25.8 percent from $32.0 million, or 0.46 percent of loans and leases, at March 31, 2005. The allowance for credit losses was 1.29 percent of loans and leases at June 30, 2005, 1.41 percent of loans and leases at June 30, 2004 and 1.34 percent of loans and leases at March 31, 2005.

"Our ability to reduce our provision for credit losses for the quarter, in spite of solid loan growth, was entirely attributable to the continued improvement in our loan quality," said Patterson. "After six consecutive quarterly declines in total nonperforming loans, our reserve coverage, or allowance for credit losses to nonperforming loans, has improved to 3.8 at the end of the second quarter of 2005 from 2.4 at the same time in 2004 and 2.9 at the end of the first quarter of 2005. In addition, our allowance for credit losses to annualized charge-offs remained significantly stronger than industry averages at 4.9 for the second quarter of 2005 compared with 4.0 for the second quarter last year and 6.1 for the first quarter of 2005. Although we believe a stronger economic environment has contributed to stronger loan quality, we also credit the Company's disciplined lending and credit practices and our colleagues responsible for their ongoing implementation."


                                    - MORE -

BXS Announces Second-Quarter Results
Page 4
July 21, 2005


Noninterest Revenue

Noninterest revenue declined $8.4 million, or 16.3 percent, for the second quarter of 2005 compared with the second quarter of 2004, primarily due, as discussed above, to the negative $3.9 million impact from impairment of the MSA for the second quarter of 2005 compared with the positive $9.4 million impact from the recovery of a previously recorded impairment to the MSA for the second quarter of 2004. Excluding these items, noninterest revenue increased 11.5 percent for the second quarter of 2005 from the second quarter of 2004.

Patterson added, "We remain fully committed to expanding our noninterest revenues as an important long-term strategy for lowering the impact of interest rate volatility on the Company's financial results. The continuing potential of this strategy is demonstrated by the ongoing growth in our insurance commission revenue, which rose 9.0 percent for the second quarter of 2005 from the comparable prior-year quarter. We are pleased with the growth produced in our insurance operations as we have increased the integration of our regional insurance agencies. We are focused on expanding this business through further growth within existing markets and additional potential acquisitions within our current six-state franchise or contiguous states."

Noninterest Expense

Noninterest expense increased 7.8 percent to $90.6 million for the second quarter of 2005 from $84.0 million for the same quarter in 2004 and increased
1.0 percent from $89.7 million for the first quarter of 2005. The comparable-quarter growth in noninterest expense for the second quarter primarily reflected the additional salaries and employee benefits expense from operating the Brentwood, TN and Baton Rouge, LA banks that were acquired in December 2004, as well as increased occupancy costs related to the opening of new offices.

Capital Management

BancorpSouth repurchased 24,000 shares of its common stock during the second quarter of 2005 under a new stock repurchase plan authorized in April 2005 for the repurchase of up to 3 million shares. Combined with the shares repurchased under earlier plans, BancorpSouth had repurchased approximately 10.6 million shares of its common stock as of June 30, 2005, or approximately 13 percent of the shares outstanding when the share repurchase program was initiated in 2001. BancorpSouth will continue to evaluate additional share repurchases under the April 2005 plan, which authorizes these repurchases during a two-year period expiring April 30, 2007.

Summary

Patterson concluded, "As we enter the second half of 2005, we are confident of BancorpSouth's strong competitive position within its mid-South market and of the Company's ability to leverage the opportunities presented by sustained economic expansion. Because of the long-term focus of our business model and operating strategies, we are prepared for the expansionary phase of the economic cycle with proven people, clear business objectives, a strong capital base, high


                                    - MORE -

BXS Announces Second-Quarter Results
Page 5
July 21, 2005


credit quality and a centralized technology infrastructure with inherent potential for significant operating leverage. We expect to produce growth in both our traditional banking business and in our noninterest revenue products and services through increased penetration of existing markets and expansion into new markets. We also continue to evaluate potential acquisitions appropriate to achieving our goals."

Conference Call

BancorpSouth will conduct a conference call to discuss its second quarter results tomorrow, July 22, 2005, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth's website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website for at least two weeks following the call.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements may include, without limitation, statements relating to interest rates, noninterest revenue products and services, lending and credit practices, business objectives, asset/liability mix, low cost liabilities, loan demand, loan quality, loan and deposit growth, long-term strategy, insurance operations, operating leverage, centralized technology infrastructure, allowance for credit losses, net interest revenue, customer relationships, credit quality, business model and operating strategies, expansion of products and services, penetration of existing markets and expansion into new markets, potential acquisitions, the economic and operating environment, common stock repurchase plan, capitalization, competitive position, long-term growth prospects and future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors may include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to fund growth with lower cost liabilities, the ability of BancorpSouth to maintain credit quality, the ability of BancorpSouth to effectively integrate acquisitions, changes in laws and regulations affecting financial service companies in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth's operating or expansion strategy, the ability of BancorpSouth to diversify revenue, geographic concentration of BancorpSouth's assets,

                                    - MORE -

BXS Announces Second-Quarter Results
Page 6
July 21, 2005


availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to leverage opportunities, the ability of BancorpSouth to identify and close potential acquisitions, the ability of BancorpSouth to expand geographically and enter fast-growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi with approximately $10.8 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 250 commercial banking, insurance, trust and broker/dealer locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.





                                    - MORE -

BXS Announces Second-Quarter Results
Page 7
July 21, 2005

BANCORPSOUTH, INC.
SELECTED FINANCIAL DATA

                                                  Three Months Ended               Six Months Ended
                                                        June 30,                        June 30,
                                              ---------------------------     ---------------------------
                                                 2005            2004            2005            2004
                                              -----------     -----------     -----------     -----------
(Dollars in thousands, except per
share amounts)
EARNINGS SUMMARY:
Net interest revenue                          $    87,717     $    83,684     $   174,846     $   167,166
Provision for credit losses                         2,980           4,835           7,767           8,851
Noninterest revenue                                43,022          51,416          96,941          97,456
Noninterest expense                                90,575          84,031         180,263         170,036
                                              -----------     -----------     -----------     -----------
Income before income taxes                         37,184          46,234          83,757          85,735
Income tax provision                               11,394          14,961          26,223          27,297
                                              -----------     -----------     -----------     -----------
Net income                                    $    25,790     $    31,273     $    57,534     $    58,438
                                              ===========     ===========     ===========     ===========
Earning per share:  Basic                     $      0.33     $      0.41     $      0.74     $      0.76
                                              ===========     ===========     ===========     ===========
                    Diluted                   $      0.33     $      0.40     $      0.73     $      0.75
                                              ===========     ===========     ===========     ===========


BALANCE SHEET DATA AT JUNE 30:
Total assets                                                                  $10,831,291     $10,670,323
Total earning assets                                                            9,876,000       9,797,631
Loans and leases, net of unearned interest                                      7,046,942       6,422,864
Allowance for credit losses                                                        91,076          90,537
Total deposits                                                                  8,974,580       8,789,246
Common shareholders' equity                                                       936,167         852,910
Book value per share                                                                11.96           11.10


AVERAGE BALANCE SHEET DATA:
Total assets                                  $10,788,265     $10,614,248     $10,833,282     $10,533,989
Total earning assets                            9,858,677       9,831,843       9,906,348       9,753,243
Loans and leases, net of unearned interest      6,989,792       6,333,868       6,932,500       6,280,566
Total deposits                                  8,963,216       8,801,737       9,028,500       8,794,229
Common shareholders' equity                       924,661         886,197         921,617         876,096

NON-PERFORMING ASSETS AT JUNE 30:
Non-accrual loans and leases                                                  $    10,619     $    13,611
Loans and leases 90+ days past due                                                 11,010          19,462
Restructured loans and leases                                                       2,120           4,072
Other real estate owned                                                            16,072          20,440

Net charge-offs as a percentage
     of average loans (annualized)                   0.26%           0.36%           0.24%           0.33%

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                             0.96%           1.18%           1.07%           1.12%
Return on common equity                             11.19%          14.19%          12.59%          13.40%

Net interest margin                                  3.66%           3.52%           3.65%           3.54%

Average shares outstanding - basic             78,220,515      77,063,891      78,212,363      77,365,432
Average shares outstanding - diluted           78,536,657      77,444,302      78,554,782      77,783,687

                                    - MORE -

BXS Announces Second-Quarter Results
Page 8
July 21, 2005

                               BANCORPSOUTH, INC.
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                        June 30,
                                                          ------------------------------------          %
                                                              2005                    2004            Change
                                                          -----------              -----------       --------
                                                                     (In thousands)
Assets
------
Cash and due from banks                                   $   354,694              $   333,697          6.29%
Interest bearing deposits with other banks                      6,746                   18,024        (62.57%)
Held-to-maturity securities, at amortized cost              1,208,680                1,510,209        (19.97%)
Available-for-sale securities, at fair value                1,531,165                1,793,134        (14.61%)
Trading securities, at fair value                                 114                       --             N/A
Federal funds sold and securities
     purchased under agreement to resell                       24,569                   10,488        134.26%
Loans and leases                                            7,077,568                6,452,602          9.69%
  Less:  Unearned interest                                    (30,626)                 (29,738)         2.99%
         Allowance for credit losses                          (91,076)                 (90,537)         0.60%
                                                          -----------              -----------
Net loans and leases                                        6,955,866                6,332,327          9.85%
Loans held for sale                                            57,785                   42,913         34.66%
Premises and equipment, net                                   239,306                  218,456          9.54%
Accrued interest receivable                                    65,428                   68,690         (4.75%)
Goodwill                                                      107,780                   61,445         75.41%
Other assets                                                  279,158                  280,940         (0.63%)
                                                          -----------              -----------
    Total Assets                                          $10,831,291              $10,670,323          1.51%
                                                          ===========              ===========
Liabilities
-----------
Deposits:
  Demand:  Noninterest bearing                            $ 1,489,190              $ 1,311,477         13.55%
           Interest bearing                                 2,723,172                2,607,141          4.45%
  Savings                                                     732,298                  786,235         (6.86%)
  Other time                                                4,029,920                4,084,393         (1.33%)
                                                          -----------              -----------
Total deposits                                              8,974,580                8,789,246          2.11%
Federal funds purchased and
    securities sold under agreement
    to repurchase                                             484,400                  458,116          5.74%
Other short-term borrowings                                    62,000                  185,000        (66.49%)
Accrued interest payable                                       19,628                   17,590         11.59%
Junior subordinated debt securities                           138,145                  128,866          7.20%
Long-term debt                                                137,954                  137,838          0.08%
Other liabilities                                              78,417                  100,757        (22.17%)
                                                          -----------              -----------
Total Liabilities                                           9,895,124                9,817,413          0.79%
Shareholders' Equity
--------------------
Common stock                                                  195,723                  192,086          1.89%
Capital surplus                                                83,359                   44,445         87.56%
Accumulated other comprehensive income (loss)                  (7,607)                  (8,276)        (8.08%)
Retained earnings                                             664,692                  624,655          6.41%
                                                          -----------              -----------
Total Shareholders' Equity                                    936,167                  852,910          9.76%
                                                          -----------              -----------
Total Liabilities & Shareholders' Equity                  $10,831,291              $10,670,323          1.51%
                                                          ===========              ===========


                                    - MORE -

BXS Announces Second-Quarter Results
Page 9
July 21, 2005


                               BANCORPSOUTH, INC.
                   Consolidated Condensed Statements of Income
                  (dollars in thousands, except per share data)
                                   (Unaudited)

                                                                 Quarter Ended                            Year To Date
                                          ----------------------------------------------    ------------------------------
                                          Jun 2005     Mar 2005   Dec 2004     Sep 2004     Jun 2004   Jun 2005   Jun 2004
                                          ---------    --------   ---------    ---------    --------   --------   --------
INTEREST REVENUE:
Loans and leases                          $ 109,874    $103,805   $  96,666    $  93,759    $ 91,358   $213,678   $183,608
Deposits with other banks                       139         111         135          102         288        251        416
Federal funds sold and securities
   purchased under agreement to resell          197         391         272          111         115        589        811
Held-to-maturity securities:
    Taxable                                   9,452       9,766      10,812       12,020      12,791     19,218     22,903
    Tax-exempt                                1,557       1,598       1,621        1,693       1,694      3,154      3,490
Available-for-sale securities:
    Taxable                                  12,765      13,745      14,516       14,691      15,309     26,510     30,997
    Tax-exempt                                1,491       1,677       1,584        1,613       1,650      3,168      3,409
Loans held for sale                             571       1,018         649          517         478      1,589      1,234
                                          ---------    --------   ---------    ---------    --------   --------   --------
        Total interest revenue              136,046     132,111     126,255      124,506     123,683    268,157    246,868
                                          ---------    --------   ---------    ---------    --------   --------   --------

INTEREST EXPENSE:
Deposits                                     40,432      37,905      36,103       35,198      33,915     78,337     67,832
Fed funds purchased and securities sold
   under agreement to repurchase              2,590       2,161       1,726        1,336       1,101      4,751      2,163
Other                                         5,307       4,916       4,758        5,014       4,983     10,223      9,707
                                          ---------    --------   ---------    ---------    --------   --------   --------
        Total interest expense               48,329      44,982      42,587       41,548      39,999     93,311     79,702
                                          ---------    --------   ---------    ---------    --------   --------   --------

        Net interest revenue                 87,717      87,129      83,668       82,958      83,684    174,846    167,166
  Provision for credit losses                 2,980       4,787       5,104        3,530       4,835      7,767      8,851
                                          ---------    --------   ---------    ---------    --------   --------   --------
        Net interest revenue, after
          provision for credit losses        84,737      82,342      78,564       79,428      78,849    167,079    158,315
                                          ---------    --------   ---------    ---------    --------   --------   --------

NONINTEREST REVENUE:
Mortgage lending                             (2,453)      5,628       2,041         (672)     11,365      3,175     10,224
Service charges                              16,411      14,726      15,533       15,965      16,057     31,137     30,375
Trust income                                  2,004       1,889       2,111        2,059       1,842      3,893      3,528
Security gains, net                             371          70      (1,484)         146          59        441        677
Insurance commissions                        14,425      15,932      14,282       14,366      13,232     30,357     27,690
Other                                        12,264      15,674      11,253       10,463       8,861     27,938     24,962
                                          ---------    --------   ---------    ---------    --------   --------   --------
        Total noninterest revenue            43,022      53,919      43,736       42,327      51,416     96,941     97,456
                                          ---------    --------   ---------    ---------    --------   --------   --------

NONINTEREST EXPENSES:
Salaries and employee benefits               52,578      53,240      50,852       49,176      48,628    105,818     98,663
Occupancy, net of rental income               6,841       6,412       6,649        6,264       6,084     13,252     12,040
Equipment                                     5,637       5,449       5,329        5,390       5,636     11,087     11,096
Other                                        25,519      24,587      25,098       24,150      23,683     50,106     48,237
                                          ---------    --------   ---------    ---------    --------   --------   --------
        Total noninterest expenses           90,575      89,688      87,928       84,980      84,031    180,263    170,036
                                          ---------    --------   ---------    ---------    --------   --------   --------
        Income before income taxes           37,184      46,573      34,372       36,775      46,234     83,757     85,735
Income tax expense                           11,394      14,829       9,778        9,187      14,961     26,223     27,297
                                          ---------    --------   ---------    ---------    --------   --------   --------
        Net income                        $  25,790    $ 31,744   $  24,594    $  27,588    $ 31,273   $ 57,534   $ 58,438
                                          =========    ========   =========    =========    ========   ========   ========

Net income per share: Basic               $    0.33    $   0.41   $    0.32    $    0.36    $   0.41   $   0.74   $   0.76
                                          =========    ========   =========    =========    ========   ========   ========
                      Diluted             $    0.33    $   0.40   $    0.32    $    0.36    $   0.40   $   0.73   $   0.75
                                          =========    ========   =========    =========    ========   ========   ========



                                    - MORE -

BXS Announces Second-Quarter Results
Page 10
July 21, 2005


                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                                         Quarter Ended
                                                                         June 30, 2005
                                                          ------------------------------------------
                                                           Average                            Yield/
     (Taxable equivalent basis)                            Balance              Interest       Rate
                                                           -------              --------       ----
     ASSETS
     Loans, loans held for sale,
       and leases net of unearned interest                $ 7,034,782           $111,017       6.33%
     Held-to-maturity securities:
       Taxable                                              1,072,562              9,452       3.53%
       Tax-exempt                                             137,503              2,395       6.99%
     Available-for-sale securities:
       Taxable                                              1,444,327             12,765       3.54%
       Tax-exempt                                             131,287              2,294       7.01%
     Short-term investments                                    38,216                336       3.54%
                                                          -----------           --------
       Total interest earning
         assets and revenue                                 9,858,677            138,259       5.63%
     Other assets                                           1,022,044
     Less:  allowance for credit losses                       (92,456)
                                                          -----------
         Total                                            $10,788,265
                                                          ===========

     LIABILITIES AND
     SHAREHOLDERS' EQUITY
     Deposits:
       Demand - interest bearing                          $ 2,795,706           $  8,762       1.26%
       Savings                                                747,451              1,503       0.81%
       Other time                                           3,954,223             30,166       3.06%
     Short-term borrowings                                    517,846              3,109       2.41%
     Junior subordinated debt                                 138,145              2,771       8.04%
     Long-term debt                                           138,074              2,018       5.86%
                                                          -----------           --------
       Total interest bearing
         liabilities and expense                            8,291,445             48,329       2.34%
     Demand deposits -
       noninterest bearing                                  1,465,836
     Other liabilities                                        106,323
                                                          -----------
       Total liabilities                                    9,863,604
     Shareholders' equity                                     924,661
                                                          -----------
       Total                                              $10,788,265
                                                          ===========
                                                                                --------
     Net interest revenue                                                       $ 89,930
                                                                                ========
     Net interest margin                                                                       3.66%
     Net interest rate spread                                                                  3.29%
     Interest bearing liabilities to
        interest earning assets                                                               84.10%

     Net interest tax equivalent adjustment                                      $ 2,213



                                    - MORE -

BXS Announces Second-Quarter Results
Page 11
July 21, 2005

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                                         Quarter Ended
                                                                         June 30, 2004
                                                          ------------------------------------------
                                                           Average                            Yield/
     (Taxable equivalent basis)                            Balance              Interest       Rate
                                                           -------              --------       ----
     ASSETS
     Loans, loans held for sale,
       and leases net of unearned interest                $ 6,374,578           $ 92,361       5.83%
     Held-to-maturity securities:
       Taxable                                              1,343,048             12,791       3.83%
       Tax-exempt                                             148,345              2,606       7.06%
     Available-for-sale securities:
       Taxable                                              1,718,434             15,307       3.58%
       Tax-exempt                                             152,756              2,538       6.68%
     Short-term investments                                    94,682                402       1.71%
                                                          -----------           --------
       Total interest earning
         assets and revenue                                 9,831,843            126,005       5.15%
     Other assets                                             874,186
     Less:  allowance for credit losses                       (91,781)
                                                          -----------
         Total                                            $10,614,248
                                                          ===========

     LIABILITIES AND
     SHAREHOLDERS' EQUITY
     Deposits:
       Demand - interest bearing                          $ 2,669,270           $  5,765       0.87%
       Savings                                                790,000              1,353       0.69%
       Other time                                           4,059,635             26,798       2.65%
     Short-term borrowings                                    531,398              1,400       1.06%
     Junior subordinated debt                                 128,866              2,625       8.19%
     Long-term debt                                           137,952              2,058       6.00%
                                                          -----------           --------
       Total interest bearing
         liabilities and expense                            8,317,122             39,999       1.93%
     Demand deposits -
       noninterest bearing                                  1,282,832
     Other liabilities                                        128,097
                                                          -----------
       Total liabilities                                    9,728,051
     Shareholders' equity                                     886,197
                                                          -----------
       Total                                              $10,614,248
                                                          ===========
                                                                                --------
     Net interest revenue                                                       $ 86,006
                                                                                ========
     Net interest margin                                                                       3.52%
     Net interest rate spread                                                                  3.22%
     Interest bearing liabilities to
        interest earning assets                                                               84.59%

     Net interest tax equivalent adjustment                                     $  2,322


                                    - MORE -

BXS Announces Second-Quarter Results
Page 12
July 21, 2005

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                  (Unaudited)

                                                                         Year To Date
                                                                         June 30, 2005
                                                          ------------------------------------------
                                                           Average                            Yield/
     (Taxable equivalent basis)                            Balance              Interest       Rate
                                                           -------              --------       ----
     ASSETS
     Loans, loans held for sale,
       and leases net of unearned interest                $ 7,006,579           $216,388       6.23%
     Held-to-maturity securities:
       Taxable                                              1,082,715             19,218       3.58%
       Tax-exempt                                             137,915              4,853       7.10%
     Available-for-sale securities:
       Taxable                                              1,488,762             26,510       3.59%
       Tax-exempt                                             135,200              4,874       7.27%
     Short-term investments                                    55,177                839       3.07%
                                                          -----------           --------
       Total interest earning
         assets and revenue                                 9,906,348            272,682       5.55%
     Other assets                                           1,019,268
     Less:  allowance for credit losses                       (92,334)
                                                          -----------
         Total                                            $10,833,282
                                                          ===========

     LIABILITIES AND
     SHAREHOLDERS' EQUITY
     Deposits:
       Demand - interest bearing                          $ 2,832,204           $ 16,577       1.18%
       Savings                                                756,919              3,058       0.81%
       Other time                                           3,993,458             58,702       2.96%
     Short-term borrowings                                    491,173              5,407       2.22%
     Junior subordinated debt                                 138,145              5,526       8.07%
     Long-term debt                                           138,276              4,041       5.89%
                                                          -----------           --------
       Total interest bearing
         liabilities and expense                            8,350,175             93,311       2.25%
     Demand deposits -
       noninterest bearing                                  1,445,919
     Other liabilities                                        115,571
                                                          -----------
       Total liabilities                                    9,911,665
     Shareholders' equity                                     921,617
                                                          -----------
       Total                                              $10,833,282
                                                          ===========
                                                                                --------
     Net interest revenue                                                       $179,371
                                                                                ========
     Net interest margin                                                                       3.65%
     Net interest rate spread                                                                  3.30%
     Interest bearing liabilities to
        interest earning assets                                                               84.29%

     Net interest tax equivalent adjustment                                     $  4,525


                                    - MORE -

BXS Announces Second-Quarter Results
Page 12
July 21, 2005

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                                         Year To Date
                                                                         June 30, 2004
                                                          ------------------------------------------
                                                           Average                            Yield/
     (Taxable equivalent basis)                            Balance              Interest       Rate
                                                           -------              --------       ----
     ASSETS
     Loans, loans held for sale,
       and leases net of unearned interest                $ 6,344,678           $185,883       5.89%
     Held-to-maturity securities:
       Taxable                                              1,170,951             22,903       3.93%
       Tax-exempt                                             148,805              5,368       7.25%
     Available-for-sale securities:
       Taxable                                              1,730,460             30,994       3.60%
       Tax-exempt                                             158,982              5,244       6.63%
     Short-term investments                                   199,367              1,227       1.24%
                                                          -----------           --------
       Total interest earning
         assets and revenue                                 9,753,243            251,619       5.19%
     Other assets                                             872,802
     Less:  allowance for credit losses                       (92,056)
                                                          -----------
         Total                                            $10,533,989
                                                          ===========

     LIABILITIES AND
     SHAREHOLDERS' EQUITY
     Deposits:
       Demand - interest bearing                          $ 2,685,161           $ 11,459       0.86%
       Savings                                                787,081              2,715       0.69%
       Other time                                           4,062,137             53,659       2.66%
     Short-term borrowings                                    471,545              2,497       1.06%
     Junior subordinated debt                                 128,866              5,251       8.19%
     Long-term debt                                           138,117              4,122       6.00%
                                                          -----------           --------
       Total interest bearing
         liabilities and expense                            8,272,907             79,702       1.94%
     Demand deposits -
       noninterest bearing                                  1,259,850
     Other liabilities                                        124,136
                                                          -----------
       Total liabilities                                    9,656,893
     Shareholders' equity                                     876,096
                                                          -----------
       Total                                              $10,533,989
                                                          ===========
                                                                                --------
     Net interest revenue                                                       $171,917
                                                                                ========
     Net interest margin                                                                       3.54%
     Net interest rate spread                                                                  3.25%
     Interest bearing liabilities to
        interest earning assets                                                               84.82%

     Net interest tax equivalent adjustment                                     $  4,751


                                    - MORE -

BXS Announces Second-Quarter Results
Page 14
July 21, 2005

                               BancorpSouth, Inc.
 Reconciliation of Adjusted Earnings and Adjusted Earnings Per Diluted Share to
                     Earnings and Earnings Per Diluted Share
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                                Three-Months Ended
                                                                      June 30,
                                                            ----------------------------
                                                               2005             2004
                                                            -----------     ------------
Earnings - GAAP basis (a)                                   $    25,790     $     31,273

Mortgage servicing asset expense (recovery), net of tax           2,383           (5,782)
                                                            -----------     ------------

Adjusted earnings (b)                                       $    28,173     $     25,491
                                                            ===========     ============

Earnings per diluted share - GAAP basis                     $      0.33     $       0.40
                                                            ===========     ============

Adjusted earnings per diluted share (b)                     $      0.36     $       0.33
                                                            ===========     ============

Diluted shares used in computing per share amounts:
       Earnings per share                                    78,536,657       77,444,302
       Adjusted earnings per share                           78,536,657       77,444,302

(a)      GAAP is the acronym for generally accepted accounting principles.

(b) BancorpSouth, Inc. believes its calculation of adjusted earnings per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes a volatile non-cash item. Adjusted earnings per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.

                                     - END -